EXHIBIT 3.2

                                STATE OF FLORIDA

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 19, 1996 to Articles of Incorporation for I-VIEW SOFTWARE, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H96000016192. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P95000091794.

                      Given under my hand and the
                      Great Seal of the State of Florida,
                      at Tallahassee, the Capital, this the
                      Nineteenth day of November, 1996

Authentication Code: 896A00052637-111996-P95000091794-1/1


[SEAL]                                  /s/ SANDRA B. MORTHAM
                                        ---------------------------
                                            Sandra B. Mortham
                                            Secretary of State
CR2E022(1-95)

                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             I-VIEW SOFTWARE, INC.

         The Articles of Incorporation of I-View Software, Inc., a Florida corporation (the "Corporation"), are hereby amended as follows:

         Article III is deleted in its entirety and substituted by the following:

                          ARTICLE III - CAPITAL STOCK


          This corporation is authorized to issue 20,000,000 shares of common stock par value $.0001 (the "Common Stock"). The
          Board of Directors may authorize the issuance of the Common Stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All of the Common Stock, when issued, shall be fully paid and exempt from assessment.

         The foregoing was adopted by the written consent of the sole director and all of the shareholders of the Corporation on November 15, 1996 pursuant to
Section 607.0821 and 607.0704, Florida Statutes.

         Dated as of November 15, 1996.


                                        /s/ PETER BERG
                                        -------------------------
                                        Peter Berg, Chief Executive Officer

Fax Audit No. H9600001619 2 2

Kipnis Tescher Lippman Valinsky & Kain
One Financial Plaza, Suite 2308
Ft. Lauderdale, Fl 33394
(954) 467-1964
Jay Valinsky, Esq. FLA BAR NO. 625019